SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                             Check the appropriate box:

          |_| Preliminary Proxy Statement      |_| Confidential, for Use of the
          |X| Definitive Proxy Statement           Commission Only (as permitted
          |_| Definitive Additional Materials      by Rule  14a-6(e)(2))
          |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AVAX TECHNOLOGIES, INC.
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):
Not Applicable

Payment of filing fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
      not applicable

(2)   Aggregate number of securities to which transaction applies:
      not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      not applicable

(4)   Proposed maximum aggregate value of transaction: not applicable

(5)   Total fee paid: not applicable

      |_|   Fee paid previously with preliminary materials:
      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid: not applicable

      (2)   Form, Schedule or Registration Statement No.: not applicable

      (3)   Filing Party: not applicable

      (4)   Date Filed: not applicable

                             AVAX TECHNOLOGIES, INC.
                           4520 Main Street, Suite 930
                           Kansas City, Missouri 64111

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To be held on Thursday, June 3, 1999

                      ------------------------------------

To the Stockholders of AVAX Technologies, Inc.:

The Annual Meeting of Stockholders of AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), will be held on Thursday, June 3, 1999, at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012, for the following purposes:

      I. To elect six members to the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified;

      II. To ratify the selection of the firm of Ernst & Young, LLP, as auditors for the fiscal year ending December 31, 1999; and

      III. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record of the Corporation's Common Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock at the close of business on April 8, 1999, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Corporation's executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri 64111, for a period of 10 days prior to the meeting. The stock transfer books of the Corporation will not be closed.

                                          By Order of the Board of Directors


                                          /s/ David L. Tousley
                                          --------------------
                                          David L. Tousley
                                          Corporate Secretary

Kansas City, Missouri
April 22, 1999

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                             AVAX TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 22, 1999

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of AVAX TECHNOLOGIES, INC., a Delaware corporation ("AVAX" or the "Corporation"), with its principal executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri, 64111, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting"), to be held on Thursday, June 3, 1999 at 10:00 a.m. Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012. It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about April 22, 1999.

Only holders of shares of Common Stock, par value $.004 per share (the "Common Stock"), holders of shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and holders of the Series C Convertible Preferred Stock, $.01 per share (the "Series C Preferred Stock", of the Corporation, of record as of April 8, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 8, 1999, 10,364,028 shares of Common Stock, 99,808 shares of Series B Preferred Stock and 101,300 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote, each share of Series B Preferred Stock will be entitled to approximately 26.0875 votes and each share of Series C Preferred Stock will be entitled to 30.7692 votes. As of April 8, 1999, the 99,808 shares of Series B Preferred Stock are entitled to 2,603,658 votes, while the 101,300 shares of Series C Preferred Stock are entitled to 3,116,915 votes in the aggregate on all matters to be voted on.

Stockholders may vote at the annual meeting in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Corporation at any time before it is exercised, by executing a proxy with a later date, or by attending and voting at the Annual Meeting. The persons named as proxies in the form of proxy are directors and/or officers of the Corporation. All properly executed proxies that are returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR a respective matter if no specification is indicated.

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the form of proxy.

The Annual Report of the Corporation, containing financial statements for the year ended December 31, 1998, is being mailed together with this Proxy Statement and the related proxy card to all stockholders of record as of the close of business on April 8, 1999 for delivery beginning on or about April 22, 1999.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

At the Annual Meeting, six directors will be elected by the stockholders to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. Management recommends that the persons named below be elected as directors of the Corporation and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. The persons nominated for election to the Corporation's Board of Directors are: Jeffrey M. Jonas, M.D., Mr. Edson D. de Castro, John K.A. Prendergast, Ph.D., Carl Spana, Ph.D., Michael
S. Weiss, Esq. and James L. Currie. Each of the nominees currently serves as a director of the Corporation. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures."

General Information Concerning the Board of Directors and its Committees

The Board of Directors met two times and acted by unanimous written consent twice during the year ended December 31, 1998. Each incumbent director attended, in person or by telephone, all the meetings of the Board of Directors and committees of the Board of Directors on which he served during the year.

The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee each met one time during the last year, and otherwise their respective responsibilities were assumed by the full Board of Directors. The Corporation does not have a Nominating Committee.

Audit Committee. The Audit Committee of the Board of Directors, consisting of Jeffrey M. Jonas, M.D., Mr. Edson D. de Castro and Carl Spana, Ph.D., oversees the accounting and tax functions of the Corporation, including recommendation to the Corporation of independent auditors to conduct the annual audit of the Corporation's financial statements, review of the scope and costs of the audit plans of the independent auditors, review of the Corporation's internal accounting controls, advising and assisting the Board of Directors in evaluating the auditor's review and supervising the Corporation's financial and accounting organization and financial reporting

Compensation Committee. The Board of Directors also has a Compensation Committee, of which Carl Spana, Ph.D. and Michael S. Weiss, Esq. are members. The Compensation Committee reviews and makes recommendations concerning executive compensation, and administers the AVAX Option Plan together with the Board of Directors. The Compensation Committee also administers the Director Plan.

Nominating Committee. The Corporation does not have a standing Nominating Committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for election of directors must do so in compliance with the applicable procedures set forth in the Corporation's Bylaws. The Corporation will furnish copies of such Bylaw provision upon written request to the Corporation, Attention: Erika Rich, 4520 Main Street, Suite 930, Kansas City, Missouri 64111.

Executive Officers

Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Reporting Persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on its review of the copies of filings received by it with respect to the fiscal year ended December 31, 1998, and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with the Section 16(a) filing requirements in the year ended December 31, 1998, other than Lindsey A. Rosenwald, M.D., who failed to timely file certain Form 4's reporting the acquisition of additional shares of Common Stock by certain funds managed by a company of which Dr. Rosenwald is President, but subsequently reported the required information on a Form 5 for the year ended December 31, 1998.

Nominees for Election to the Board of Directors

The following table sets forth the names and ages, as of April 8, 1999, of the nominees to be elected at the Annual Meeting, their respective principal occupations during the past five years and the period during which each has served as a director of the Corporation. For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Principal Stockholders."

Name                                   Age         Position with the Corporation
----                                   ---         -----------------------------

Jeffrey M. Jonas, M.D.                 46          Chief Executive Officer,
                                                   President and Director
Edson D. de Castro                     60          Director
John K.A. Prendergast, Ph.D.           45          Director
Carl Spana, Ph.D.                      36          Director
Michael S. Weiss, Esq.                 33          Director
James L. Currie                        62          Director

Jeffrey M. Jonas, M.D., has been the Chief Executive Officer, President and Director of the Corporation since June 1, 1996. Currently, Dr. Jonas serves on the Board of Directors of ZONAGEN, Inc. Prior to joining the Corporation, from 1994 to 1996, Dr. Jonas was the Vice President of Clinical Development and the Chief Medical Officer of Upjohn Laboratories. From 1991 to 1994, he was the Vice President of Worldwide Pharmaceutical Regulatory Affairs, the Director of Psychopharmacology and the Director of Clinical Development III for Upjohn Corporation. Prior thereto, Dr. Jonas was a research and clinical psychopharmacologist in the Boston area. Dr. Jonas has authored a book on Prozac(TM), and over 100 scientific articles, abstracts and book chapters. Dr. Jonas received his M.D. from Harvard Medical School in 1979 and a B.A. in Biology and English from Amherst College in 1975.

Mr. Edson D. de Castro has been a member of the Board of Directors of the Corporation since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. From 1995 to 1997, Mr. de Castro was the Chief Executive Officer and Chairman of the Board of Directors of Xenometrix, Inc. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of Boston Life Sciences, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

John K.A. Prendergast, Ph.D., has been a director of the Corporation since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a Managing Director of Paramount Capital Investments, LLC and a Managing Director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Carl Spana, Ph.D., has been a Director of the Corporation since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently an Executive Vice President and Chief Technology Officer of Palatin Technologies, Inc. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of RhoMed Incorporated. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that led to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

Michael S. Weiss, Esq., has been a Director of the Corporation since March 1996 and Secretary of the Corporation from September of 1995 until January of 1999. Mr. Weiss is the President and Chief Executive Officer of eOncology.com Incorporated. Previously, Mr. Weiss was a Senior Managing Director of Paramount Capital, Inc. and certain of its affiliates. Prior to that, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss is a Director of Pacific Pharmaceuticals, Inc. and Palatin Technologies, Inc., Vice Chairman of the Board of Genta, Inc., Chairman of the Board of Directors of Procept, Inc., and Secretary of Atlantic Pharmaceuticals, Inc., each of which is a publicly traded biotechnology company. In addition, Mr. Weiss is a Director of several privately-held biotechnology companies. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from the State University of New York at Albany.

James L. Currie has been a Director of the Corporation since March 1999. Mr. Currie is a General Partner of Essex Woodlands Health Ventures and has been involved with the Company since 1982. Currently he sits on the Board of Directors of Serologicals Corporation, Digitrace Care Services, Inc., the Health Advanced Institute, Cebert Pharmacueticals, Inc. and Integrity Pharmacueticals Corporation. He has played key roles in the formation or financing of Critical Care of America, LyphMed, Inc. Parexel International, Serologicals, Inc, Richwood Pharmaceuticals, and a number of other successful venture-backed companies. For eight years, he served as owner/operator of Central Scientific, Inc. a manufacturer and distributor of products sold to the health care industry.

                               EXECUTIVE OFFICERS

The following table sets forth the names and positions of the executive officers of the Corporation:

Name                                   Age         Position with the Corporation
----                                   ---         -----------------------------
Jeffrey M. Jonas, M.D.                 46          Chief Executive Officer,
                                                   President and Director
David L. Tousley, C.P.A.               43          Chief Financial Officer and
                                                   Corporate Secretary
Ernest W. Yankee, Ph.D.                55          Executive Vice President

Additional information relating to Jeffrey M. Jonas, M.D., is included in the preceding pages under "Election of Directors."

David L. Tousley, C.P.A., has been the Chief Financial Officer of the Corporation since October 1, 1996 and the Corporate Secretary since January of 1999. Prior to joining the Corporation, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of Connaught Laboratories, Inc. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

Ernest W. Yankee, Ph.D., has been an Executive Vice President of the Corporation since October 1, 1996. Prior to joining the Corporation, he served as the Director of Clinical Development of the Upjohn Company from 1994 to 1996. From 1990 to 1994, he was the Director of Preclinical Development-Scientific Affairs of the Upjohn Company. Dr. Yankee received his Ph.D. from the University of California at Los Angeles in 1970 and his B.A. in Chemistry from La Sierra University in 1965.

All directors hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

Family Relationships

There are no family relationships among directors or executive officers of AVAX.

The Board of Directors recommends a vote FOR the nominees to the Board of Directors set forth above.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 8, 1999, certain information regarding the beneficial ownership of the Common Stock, the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (on an as converted basis) (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named executive officers and directors of the Corporation and (iii) by all officers and directors of the Corporation as a group.

                                                                   Percentage of
                                                                       Class
Name and Address of Beneficial                          Number of   Beneficially
          Owner (1)                 Title of Stock        Shares       Owned
          ---------                 --------------        ------       -----

Lindsay A. Rosenwald, M.D. (2)    Common Stock          1,439,528       8.95%
787 Seventh Avenue,               Series B Preferred       10,000       9.81%
48th Floor
New York, NY 10019

Essex Woodlands Health Ventures   Common Stock          1,846,152      11.26%
Fund IV, L.P. (3)                 Series C Preferred       50,000      49.35%
190 South LaSalle Street
Suite 2800
Chicago, IL  60603

Petrus Fund, L.P. (4)             Common Stock          1,099,601       6.78%
12377 Merit Drive                 Series C Preferred       20,000      19.74%
Suite 1700Dallas, TX  75251

Jeffrey M. Jonas, M.D. (5)        Common Stock            372,205       2.26%

Carl Spana, Ph.D. (6)             Common Stock             89,603        *

John K.A. Prendergast, Ph.D. (7)  Common Stock             89,603        *

Edson D. de Castro (8)            Common Stock             54,686        *

Michael S. Weiss, Esq. (9)        Common Stock            125,403        *

James L. Currie (10)              Common Stock          1,846,152      11.26%
                                  Series C Preferred       50,000      49.35%

David L. Tousley, C.P.A. (11)     Common Stock            107,000        *

Ernest W. Yankee, Ph.D. (11)      Common Stock            107,000        *

All officers and directors as     Common Stock          2,791,652      16.33%
a group (8 persons)

--------------------------------------------------------------------------------

* Represents less than 1%.

Common Stock is determined as the number of Common Stock shares outstanding (10,364,028 as of April 8, 1999) plus the number of shares which will be issued upon conversion of the Series B Preferred Stock (2,603,658 as of April 8, 1999) plus the number of shares which will be issued upon conversion of the Series C Preferred Stock (3,116,915 as of April 8, 1999).

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 8, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 199,314 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Excludes (i) 17,000 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount Capital, Inc., Paramount (the "Placement Agent") for certain bridge financing transactions of the Corporation from August 1995 to February 1996 (the "Bridge Placement Warrants") and (ii) approximately 320,949 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of warrants issued to the designees of Paramount in connection with services rendered during a private offering of Series B Preferred Stock held by the Corporation in May and June 1996 (the "Series B Placement Warrants"). Includes 466,848 shares of Common Stock owned and 260,875 shares issuable upon conversion of 10,100 shares of Series B Preferred Stock held by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, but excludes an aggregate of 37,337 shares of Common Stock issuable upon exercise of Series B Placement Warrants and Bridge Placement Warrants held by such entities. Dr. Rosenwald disclaims beneficial ownership of such shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(3) Includes 1,538,460 shares of Common Stock issuable upon the conversion of 50,000 shares of Series C Convertible Preferred Stock. Also includes 307,692 shares of Common Stock Essex Woodlands Health Ventures IV, L.P. may acquire within 60 days after April 8, 1999, pursuant to Warrants issued in conjunction with the Series C Preferred Stock purchased by Essex Woodlands Health Ventures IV, L.P. in the Series C Offering.

(4) Includes 615,384 shares of Common Stock issuable upon the conversion of 20,000 shares of Series C Convertible Preferred Stock. Also includes 123,076 shares of Common Stock Petrus Fund, L.P. may acquire within 60 days of April 8, 1999, pursuant to Warrants issued in conjunction with the Series C Preferred Stock purchased by Petrus Fund, L.P. in the Series C Offering.

(5) Includes 362,904 shares that Dr. Jonas may acquire within 60 days after April 8, 1999, upon the exercise of options granted pursuant to his letter of employment and 9,301 restricted shares owned. Excludes 225,968 shares of Common Stock issuable upon exercise of options granted pursuant to his letter of employment which are not exercisable within 60 days after April 8, 1998.

(6) Includes 24,686 shares of Common Stock that Dr. Spana may acquire within 60 days of April 8, 1999 upon the exercise of options held by Dr. Spana. Excludes 28,576 shares of Common Stock issuable to Dr. Spana upon exercise of options which are not exercisable within 60 days of April 8, 1998.

(7) Includes 24,686 shares of Common Stock that Dr. Prendergast may acquire within 60 days of April 8, 1999 upon the exercise of options by Dr. Prendergast. Excludes 28,576 shares of Common Stock issuable to Dr. Prendergast upon exercise of options which are not exercisable within 60 days of April 8, 1999.

(8) Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of April 8, 1999, including 24,686 shares of Common Stock that Mr. de Castro may acquire within 60 days of April 8, 1999 upon the exercise of options held by Mr. De Castro. Excludes 28,576 shares of Common Stock issuable to Mr. de Castro upon the exercise of options which are not exercisable within 60 days of April 8, 1998.

(9) Excludes 1,500 shares of Common Stock issuable upon exercise of Bridge Placement Warrants. Includes 45,180 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock issuable upon exercise of Series B Placement Warrants. Includes 24,686 shares of Common Stock that Mr. Weiss may acquire within 60 days of April 8, 1999 upon the exercise of options. Excludes 28,576 shares of Common Stock issuable to Mr. Weiss upon exercise of options which are not exercisable within 60 days of April 8, 1998.

(10) Includes all shares of Common Stock, Series C Preferred Stock and warrants to purchase Common Stock held by Essex Woodlands Health Ventures fund IV, L.P. Mr. Currie disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(11) Represents shares that Mr. Tousley and Dr. Yankee each may acquire within 60 days of April 8, 1999 and excludes 128,000 shares issuable to each of Mr. Tousley and Dr. Yankee not exercisable within 60 days of April 8, 1999 upon exercise of options.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Corporation's chief executive officer and the other named executive officers (the "Named Officers") for the last three fiscal years. Each of the Named Officers joined the Corporation in 1996. The Corporation has no long-term incentive plans and has made no restricted stock awards.

                           Summary Compensation Table
                               Annual Compensation

                                                                                    Shares of
                                                                     Restricted      Common
Name and Principal Position                                            Common         Stock
                                                                        Stock       Underlying      All Other
                                Year        Salary         Bonus      Award(s)     Options/SARs    Compensation
                                              ($)           ($)          ($)           (#)              ($)
----------------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D. --
President and Chief Executive
Officer                         1998      $234,166.63    $120,000    $25,000(1)     150,000.0                -0-

                                1997      $214,656.63    $100,000        -0-        150,000.0                -0-

                                1996      $117,712.29     $12,500        -0-        318,872.5                -0-

David L. Tousley, C.P.A. --
Chief Financial Officer and
Corporate Secretary             1998      $173,000.04     $50,000        -0-           50,000                -0-

                                1997      $154,500.00     $50,000        -0-           60,000        $62,570.54(2)

                                1996     $  35,288.44         -0-        -0-          125,000                -0-

Ernest W. Yankee, Ph.D. -
Executive Vice President
                                1998      $173,000.04     $50,000        -0-           50,000                -0-

                                1997      $150,750.10     $50,000        -0-           60,000        $70,631.27(3)

                                1996       $36,250.02         -0-        -0-          125,000                -0-

(1) Represents 9,301 shares of restricted stock issued to Dr. Jonas on September 30, 1998, and valued at the closing market price of the Common Stock on that day.

(2) Includes $62,287.04 paid in connection with Mr. Tousley's relocation and temporary living expenses in accordance with his letter of employment and $283.50 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.

(3) Includes $69,906.27 paid in connection with Dr. Yankee's relocation and temporary living expenses in accordance with his letter of employment and $725.00 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.

Options

The following table sets forth certain information concerning stock options granted during the year ended December 31, 1998 to the named officers. The Corporation does not grant stock appreciation rights.

                      Option/SAR Grants In Last Fiscal Year

                           Shares of       % of Total
                           Common Stock    Options/SARs
                           Underlying      Granted to       Exercise or
                           Options/SARs    Employees in     Base Price
Name                       Granted (#)     Fiscal Year      ($/share)       Expiration Date
---------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D.     120,000         20.00%           1.25            September 1, 2005

David L. Tousley, C.P.A.    50,000          8.33%           1.25            October 1, 2005

Ernest W. Yankee, Ph.D.     50,000          8.33%           1.25            October 1, 2005

The following table sets forth certain information concerning stock options held by the named officers on December 31, 1998. No stock options were exercised by the named officers during the year ended December 31, 1998.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

                                                  Number of Securities             Value of Unexercised
                                                 Underlying Unexercised            In-The-Money Options
                                              Options at December 31, 1998       at December 31, 1998 (1)
                                              ----------------------------     ---------------------------
                            Shares Acquired
Name                        on Exercise (#)   Exercisable    Unexercisable     Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D.      -0-                 289,295         225,968          $317,693       $310,616

David L. Tousley, C.P.A.    -0-                  84,375         235,000          $ 97,656       $152,344

Ernest W. Yankee, Ph.D.     -0-                  84,375         235,000          $ 97,656       $152,344

(1) Value is based on the difference between the option exercise price and $2.500, the market value of the Common Stock on December 31, 1998 (based upon the closing price on such day on the Nasdaq SmallCap Market), multiplied by the number of shares of Common Stock issuable upon exercise of the options.

Compensation of Directors

The Corporation currently compensates its directors on an annual basis, at the election of each such director (which election must be made annually by December 15th of the year immediately prior to the year in which such compensation is earned (the "Election Date")), as follows: (i) $10,000, payable quarterly in arrears (the "Director's Fee"), or (ii) options to purchase that number of shares of Common Stock in an amount equal to the result obtained by multiplying
(A) two by (B) the result obtained by dividing (x) the Director's Fee by (y) the closing price of the Common Stock on the Election Date, or the last business day preceding the Election Date (the "Closing Price"). Options granted to Directors vest at a rate of 1/4 per quarter over a one-year period and are exercisable for a period of seven years at an exercise price equal to the Closing Price. All directors have elected to be compensated for their 1999 services with options to purchase Common Stock and in January 1999 were each issued options to purchase 8,101 shares of Common Stock with the foregoing terms at an exercise price of $2.47 per share of Common Stock.

Dr. Jonas receives no compensation for service on the Board of Directors or any committee thereof. All directors of the Corporation are reimbursed for travel expenses incurred in attending board and committee meetings.

The Corporation may retain additional board members in the future. Certain of the directors may have consulting agreements and/or receive stock grants in consideration for services rendered to the Corporation, other than services rendered as members of the Board. See "Executive Compensation" and "Certain Relationships and Related Transactions."

Employment Agreements

On May 17, 1996, the Corporation entered into a letter of employment (the "Jonas Employment Letter") with Jeffrey M. Jonas, M.D., pursuant to which Dr. Jonas became the President, Chief Executive Officer and a Director of the Corporation for an initial term of four years, effective as of June 1, 1996. Pursuant to the terms of the Jonas Employment Letter, Dr. Jonas received a signing bonus of $12,000, and receives an annual base salary of not less than $200,000. Dr. Jonas is entitled to receive a discretionary bonus of up to $175,000. Dr. Jonas also received options to acquire 318,872 shares of Common Stock at an exercise price of $1.00. Such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

The Jonas Employment Letter also provides that the Corporation and Dr. Jonas intend to enter into a more formal employment agreement which will contain, among other things, severance arrangements and non-compete provisions. Dr. Jonas is also eligible for additional stock options and bonuses based upon outstanding performance. In the event that a Change of Control (as defined in the Jonas Employment Letter) occurs and, prior to the expiration of the initial term of the Jonas Employment Letter, Dr. Jonas' employment thereunder is terminated by the Corporation without cause or by Dr. Jonas with cause, all options previously granted to Dr. Jonas which remain unvested will immediately vest.

On September 13, 1996, the Corporation entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Corporation for an initial term of four years. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley receives an annual salary of not less than $150,000 and a discretionary bonus of up to $125,000. Mr. Tousley also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

The Tousley Employment Letter also provides that the Corporation and Mr. Tousley intend to enter into a more formal employment agreements which will contain, among other things, severance arrangements and non-compete provisions. Mr. Tousley is also entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Tousley Employment Letter) occurs and, prior to the expiration of the initial term of the Tousley Employment

Letter, Mr. Tousley's employment thereunder is terminated by the Corporation without cause or Mr. Tousley with cause, all options previously granted to Mr. Tousley which remain unvested will immediately vest.

On September 13, 1996, the Corporation entered into a letter of employment (the "Yankee Employment Letter") with Ernest W. Yankee, Ph.D., pursuant to which Dr. Yankee became an Executive Vice President of the Corporation for an initial term of four years. Pursuant to the terms of the Yankee Employment Letter, Dr. Yankee receives an annual salary of not less than $145,000, and a discretionary bonus of up to $83,750. Dr. Yankee also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

The Yankee Employment Letter also provides that the Corporation and Dr. Yankee intend to enter into a more formal employment agreements which will contain, among other things, severance arrangements and non-compete provisions. Dr. Yankee is also entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Yankee Employment Letter) occurs and, prior to the expiration of the initial term of the Yankee Employment Letter, Dr. Yankee's employment thereunder is terminated by the Corporation without cause or by Dr. Yankee with cause, all options previously granted to Dr. Yankee which remain unvested will immediately vest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 1999, the Corporation consummated an offering of Series C Preferred Stock (the "Series C Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $10,130,000. In the Series C Offering, the Corporation sold an aggregate of 101,300 shares of Series C Preferred Stock, Class A Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.00 per share of Common Stock and Class B Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.50 per share of Common Stock, all for an aggregate sale price of $2,649,337. The Series C Preferred Stock, the Class A Warrants and the Class B Warrants were sold as a unit in the Series C Offering. The Class A Warrants and Class B Warrants are exercisable until March 1, 2004.

In connection with services rendered by Paramount Capital, Inc. ("Paramount") in identifying and introducing the Company to the investors in the Series C Offering, the Corporation paid to Paramount a cash finders fee of approximately $709,100 and issued an option to acquire approximately 187,015 shares of Common Stock at an exercise price of $3.58, exercisable until March 1, 2004. Upon exercise of the Unit Purchase Option granted to it in connection with the Series C Offering, Paramount would be issued warrants to purchase 37,402 shares of Common Stock of which 18,701 will be exercisable at $4.00 and the remaining 18,701 will be exercisable at $4.50, all for an aggregate sale price of $828,472. The warrants are exercisable until March 1, 2004.

Mr. Currie was named to the Board in March, 1999, in conjunction with the sale by the Corporation of an aggregate of 70,000 shares of the Series C Preferred Stock to an affiliate of the Essex Woodlands Health Ventures and to Petrus Fund, L.P. The purchase agreement between the Corporation and the purchasers of the Series C Preferred Stock provides that the Corporation will nominate a person designated by an affiliate of Essex Woodlands Health Ventures and Petrus Fund, L.P. for election to the Board of Directors and to recommend that person to the stockholders of the Corporation. The Board of Directors was expanded in March, 1999, and Mr. Currie was named by the Board to fill the newly created position upon the designation of Mr. Currie by Essex Woodlands Health Ventures and Petrus Fund, L.P.

The purchase agreement also provides that the Corporation will expand the Board of Directors to include an additional independent director. The Corporation has not yet identified a person to fill that additional Board seat.

In June 1996, the Corporation and Paramount entered into a Financial Advisory Agreement, pursuant to which Paramount acts as the Corporation's non-exclusive financial advisor. Such engagement provides that Paramount will receive a monthly retainer of $4,000 per month for a minimum of 24 months, plus expenses and success fees. Per the agreement, the term expired in June 1998. During 1998, the Company paid $24,000 in monthly retainer and expenses to Paramount.

Lindsay A. Rosenwald, M.D., a substantial shareholder of the Corporation, is the Chairman and sole shareholder of each of Paramount and Paramount Capital Investments, LLC. In addition, Michael S. Weiss, a Director and former Corporate Secretary of the Corporation, was a Senior Managing Director of Paramount during 1998. Dr. Carl Spana, a Director of the Corporation, was previously a Vice President of Paramount Capital Investments, LLC. In addition, Dr. John K.A. Prendergast, also a Director of the Corporation, was a Managing Director of Paramount Capital Investments, LLC until December 1997.

In consideration of services rendered on behalf of the Corporation in connection with the acquisition and negotiation of the license agreement with Rutgers, The State University of New Jersey, on February 13, 1997, the Corporation agreed to pay Samuel P. Wertheimer, Ph.D., $25,000, and Carl Spana, Ph.D., $15,000. In addition, the Corporation agreed to issue to each of Drs. Wertheimer and Spana warrants to purchase 6,375 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. In consideration of services rendered on behalf of the Corporation in connection with the acquisition and negotiation of the license agreement with The Texas A&M University System, on February 13, 1997, the Corporation agreed to pay Fred Mermelstein, Ph.D., $40,000 and to issue to Dr. Mermelstein warrants to purchase 12,750 shares of Common Stock at an exercise price of $6.00 per share, exercisable for seven years. Dr. Wertheimer was previously an employee of Paramount. Dr. Mermelstein is currently an employee of Paramount, and Dr. Spana is a Director of the Corporation.

On March 17, 1998, the Company entered into a consulting agreement with Timothy McInerney, pursuant to which the Company agreed to issue to Mr. McInerney options to purchase 50,000 shares of Common Stock at an exercise price of $4.00, exercisable for seven years. Mr. McInerney is an employee of Paramount.

                                   PROPOSAL II

                      RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected the firm of Ernst & Young, LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 1999. Ernst & Young, LLP has served as the Corporation's auditors since the year ended December 31, 1994. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Corporation's independent public accountants is not required under Delaware law or under the Corporation's Certificate of Incorporation or its By-Laws. If the stockholders do not ratify the selection of Ernst & Young, LLP, as the Corporation's independent public accountants for the year ending December 31, 1999, the Corporation's Board of Directors will evaluate what would be in the best interests of the Corporation and its stockholders and consider whether to select new independent public accountants for the current fiscal year.

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young, LLP.

                                VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

The holders of shares of Series B and Series C Preferred Stock and Common Stock will vote together as separate classes on all matters submitted to a vote of the stockholders of the Corporation at the Annual Meeting. On each matter properly brought before the Annual Meeting, holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held as of the Record Date, holders of Series B Preferred Stock and holders of Series C Preferred Stock shall be entitled to approximately 26.0875 and 30.7692 votes, respectively, for each share of Series B and C Preferred Stock held as of the Record Date.

Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees. Where a stockholder properly withheld authority to vote for a particular nominee or nominees, the stockholder's shares will not be counted toward such nominee's achievement of a plurality.

Other Matters. For all other proposals described in this Proxy Statement and submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on a specific proposal, will have the effect of negative votes. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

                                  OTHER MATTERS

The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 27, 1999. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse such persons for their reasonable out-of-pocket costs.

                          ANNUAL REPORT ON FORM 10-KSB

Copies of the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon written request addressed to Erika Rich, Office Manager, AVAX Technologies, Inc., 4520 Main Street, Suite 930, Kansas City, Missouri 64111.

Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

                                           By Order of the Board of Directors,


                                           /s/ David L. Tousley
                                           --------------------
                                           David L. Tousley
                                           Corporate Secretary

Kansas City, Missouri
April 22, 1999

                                  FORM OF PROXY

      Please date, sign and mail your proxy card back as soon as possible!

                             AVAX TECHNOLOGIES, INC.

      Annual Meeting of Stockholders to be held on Wednesday, June 3, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey M. Jonas, M.D. and Carl Spana, Ph.D., and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of AVAX TECHNOLOGIES, INC. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held on June 3, 1999, at 10:00 a.m., Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri, 64012, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 8, 1999, a copy of which has been received by the undersigned. Each share of Series B Convertible Preferred Stock is entitled to 26.0875 votes, and each share of Series C Convertible Preferred Stock is entitled to 30.7692 votes. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1 and 2 is proposed by the Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH ABOVE AS DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT AUDITORS.

                                SEE REVERSE SIDE

|X|   Please mark your votes as in this example.

1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal.

            FOR ALL NOMINEES listed                 Nominees -
            at right (except as marked to the       Jeffrey M. Jonas, M.D.
            contrary below):                  |_|   Edson D. de Castro
                                                    John K.A. Prendergast, Ph.D.
                                                    Carl Spana, Ph.D.
            WITHHOLD AUTHORITY to vote for          Michael S. Weiss
            all nominees listed at right:     |_|   James Currie

      To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2. To ratify the selection of the firm of Ernst & Young, LLP, as auditors for the fiscal year ending December 31, 1999.

            FOR |_|                 AGAINST |_|             ABSTAIN |_|

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.    |_| YES     |_| NO

________________________________   Date: ______________________
(Signature of Stockholder)

________________________________   Date: ______________________
(Signature if held jointly)

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.